CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-14 of our report dated December 9, 2002, relating to the financial statements and financial highlights which appear in the October 31, 2002 Annual Report of Heritage Series Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Tampa, Florida
December 18, 2003